SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   November 16, 2000

CLEVELAND-CLIFFS INC

(Exact name of registrant as specified in its charter)

OHIO	1-8944	34-1464672

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Superior Avenue, Cleveland, Ohio	44114

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216-694-5700)

(Former name or former address, if changed since last report)

ITEM 9.	Regulation FD Disclosure.

Cleveland-Cliffs Inc published a News Release on November 16, 2000 with respect to Comments on Bankruptcy Filing by Wheeling-Pittsburgh Steel Corporation as follows:

      Cleveland, OH, November 16, 2000 – Cleveland-Cliffs Inc (NYSE:CLF) provided the following comments on today’s Chapter 11 bankruptcy filing by Wheeling-Pittsburgh Steel Corporation (W-P):

•	The W-P bankruptcy filing is not expected to have a significant impact on Cliffs’ financial results for 2000.

•	Cliffs sold a small amount of iron ore pellets to W-P earlier in 2000, but does not have a term contract for the sale of iron ore pellets to W-P and does not have any material receivables from W-P as of the bankruptcy filing.

•	Cliffs has previously exercised its rights under agreements with W-P that resulted in Cliffs acquiring W-P’s 12.5 percent interest in the Cliffs-managed Empire Mine. Cliffs presently owns 35 percent of the Empire Mine, which is located in the Upper Peninsula of Michigan.

•	The acquisition of W-P’s interest in the Empire Mine increased Cliffs’ share of the mine’s 8.0 million ton production capacity from 1.8 million tons to 2.8 million tons. Cliffs expects to sell the additional 1.0 million tons to LTV Corporation (LTV) beginning in 2001 as part of its multi-year sales contract with LTV.

      Cliffs’ Chairman and Chief Executive Officer, John S. Brinzo, said, “We are sorry that yet another US steel company has been forced to file for protection under Chapter 11 of the U. S. Bankruptcy laws. Unless the federal government takes action to halt the high volume of steel imports, including unfairly priced semi-finished slabs, that continue to flood into the United States, we will likely witness additional bankruptcies like W-P and the devastation of the domestic steel industry.”

      Cleveland-Cliffs is the largest supplier of iron ore products to the North American steel industry and is developing a significant ferrous metallics business. Subsidiaries of the Company manage six iron ore mines in North America and hold equity interests in five of the mines. Cliffs has a major iron ore reserve position in the United States and is a substantial iron ore merchant. References in this news release to “Cliffs” and “Company” include subsidiaries and affiliates as appropriate in the context.

      This news release contains a statement that the W-P bankruptcy filing is not expected to have a significant impact on Cliffs’ financial results for the year 2000. The release also contains a statement that the Company expects to sell its increased share of Empire Mine tonnage beginning in 2001 to LTV. These statements are intended to be made as “forward looking” within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its statements are based on reasonable assumptions, they are subject to risks and uncertainties. The significance of the financial impact of the W-P bankruptcy filing on Cliffs’ financial results for 2000 may differ materially from the Company’s expectation for a variety of factors that would include the cost experience of the Empire Mine over the remainder of 2000. Cliffs’ actual sales of Empire Mine pellets to LTV beginning in 2001 could differ significantly from the current expectation due to factors that could include reduced iron ore requirements by LTV.

SIGNATURE

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEVELAND-CLIFFS INC

By: /s/ C. B. Bezik

Name: C. B. Bezik
Title: Senior Vice President-Finance

Dated: November 20, 2000

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